Exhibit 4.67

GENESIS ENERGY, L.P.,

GENESIS ENERGY FINANCE CORPORATION

and

the Guarantors named herein

6.000% SENIOR NOTES DUE 2023

and

6.75% SENIOR NOTES DUE 2022
EIGHTH SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEE
DATED AS OF JUNE 29, 2017
U.S. BANK NATIONAL ASSOCIATION,

Trustee

682124.0010 WEST 208620156 v3

Exhibit 4.67

This EIGHTH SUPPLEMENTAL INDENTURE, dated as of June 29, 2017 (this “Eighth Supplemental Indenture”), is among Genesis Energy, L.P., a Delaware limited partnership (the “Company”), Genesis Energy Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the 2023 Guarantors referred to below, the 2022 Guarantors referred to below, the party identified under the caption “New Guarantor” on the signature pages hereto (the “New Guarantor”) and U.S. Bank National Association, a national banking association, as Trustee.
RECITALS
WHEREAS, the Issuers, the Initial Guarantors and the Trustee entered into an indenture, dated May 21, 2015 (the “Base Indenture”), as amended, supplemented and modified by (i) the Supplemental Indenture dated May 21, 2015 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of June 26, 2015 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of July 15, 2015 (the “Third Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of September 22, 2015 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture, dated as of December 11, 2015 (the “Sixth Supplemental Indenture”), and the Seventh Supplemental Indenture, dated as of March 10, 2016 (the “Seventh Supplemental Indenture”; and, together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, the “2023 Supplemental Indentures”; and the Base Indenture, as supplemented by the 2023 Supplemental Indentures, the “2023 Indenture”), pursuant to which the Issuers have issued $400,000,000 in the aggregate principal amount of 6.000% Senior Notes due 2023 (the “2023 Notes”) and (ii) the Fourth Supplemental Indenture, dated as of July 23, 2015 (the “Fourth Supplemental Indenture”; and, together with the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, the “2022 Supplemental Indentures”; and the Base Indenture, as supplemented by the 2022 Supplemental Indentures, the “2022 Indenture”) pursuant to which the Issuers have issued $750,000,000 in the aggregate principal amount of 6.75% Senior Notes due 2022 (the “2022 Notes”);
WHEREAS, Section 8.01 of the First Supplemental Indenture provides that the Issuers, the Guarantors (as defined in the 2023 Indenture, herein called the “2023 Guarantors”) and the Trustee may amend or supplement the First Supplemental Indenture and the Base Indenture (as it relates to the 2023 Notes) in order to comply with Section 4.13 or 9.03 of the First Supplemental Indenture, without the consent of the Holders of the 2023 Notes;

682124.0010 WEST 208620156 v3

Exhibit 4.67

WHEREAS, Section 8.01 of the Fourth Supplemental Indenture provides that the Issuers, the Guarantors (as defined in the 2022 Indenture, herein called the “2022 Guarantors”) and the Trustee may amend or supplement the Fourth Supplemental Indenture and the Base Indenture (as it relates to the 2022 Notes) in order to comply with Section 4.13 or 9.03 of the Fourth Supplemental Indenture, without the consent of the Holders of the 2022 Notes; and
WHEREAS, all acts and things necessary to make this Eighth Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of and supplement to, each of the 2023 Indenture and the 2022 Indenture, have been duly done and performed;
NOW, THEREFORE, to comply with the provisions of each of the 2023 Indenture and the 2022 Indenture and in consideration of the above premises, the Issuers, the 2023 Guarantors or the 2022 Guarantors, respectively, the New Guarantor and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the 2023 Notes or the 2022 Notes, respectively, as follows:
ARTICLE 1
Section 1.01. This Eighth Supplemental Indenture is supplemental to each of the 2023 Indenture and the 2022 Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, each of the 2023 Indenture and the 2022 Indenture for any and all purposes.
Section 1.02. This Eighth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the 2023 Guarantors, the 2022 Guarantors, the New Guarantor and the Trustee.
ARTICLE 2
Section 2.01. From this date, in accordance with Section 4.13 or 9.03 of the First Supplemental Indenture and Section 4.13 or 9.03 of the Fourth Supplemental Indenture and by executing this Eighth Supplemental Indenture, the New Guarantor shall be subject to the provisions of (x) the First Supplemental Indenture and the Base Indenture (as it relates to the 2023 Notes) to the extent provided for in Article Nine of the First Supplemental Indenture and (y) the Fourth Supplemental Indenture and the Base Indenture (as it relates to the 2022 Notes) to the extent provided for in Article Nine of the Fourth Supplemental Indenture.
Section 2.02. The New Guarantor hereby becomes a party to the 2023 Indenture as a 2023 Guarantor with respect to the 2023 Notes and as such will have all of the rights and be subject to all of the obligations and agreements of a 2023 Guarantor under the 2023 Indenture with

682124.0010 WEST 208620156 v3

Exhibit 4.67

respect to the 2023 Notes. The New Guarantor agrees to be bound by all of the provisions of the 2023 Indenture applicable to a 2023 Guarantor with respect to the 2023 Notes and to perform all of the obligations and agreements of a 2023 Guarantor under the 2023 Indenture with respect to the 2023 Notes.
Section 2.03. The New Guarantor hereby becomes a party to the 2022 Indenture as a 2022 Guarantor with respect to the 2022 Notes and as such will have all of the rights and be subject to all of the obligations and agreements of a 2022 Guarantor under the 2022 Indenture with respect to the 2022 Notes. The New Guarantor agrees to be bound by all of the provisions of the 2022 Indenture applicable to a 2022 Guarantor with respect to the 2022 Notes and to perform all of the obligations and agreements of a 2022 Guarantor under the 2022 Indenture with respect to the 2022 Notes.
ARTICLE 3
Section 3.01. Except as specifically modified herein, the 2023 Indenture and the 2023 Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the First Supplemental Indenture. Except as specifically modified herein, the 2022 Indenture and the 2022 Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Fourth Supplemental Indenture.
Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Eighth Supplemental Indenture. This Eighth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in each of the 2023 Indenture and the 2022 Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
Section 3.03. THIS EIGHTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.04. The parties may sign any number of copies of this Eighth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

682124.0010 WEST 208620156 v3

Exhibit 4.67

[NEXT PAGE IS SIGNATURE PAGE]

682124.0010 WEST 208620156 v3

Exhibit 4.67

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed, all as of the date first written above.
GENESIS ENERGY, L.P.
By:    Genesis Energy, LLC,
    its general partner
By:    /s/ Robert V. Deere
Robert V. Deere
    Chief Financial Officer
GENESIS ENERGY FINANCE CORPORATION
By:    /s/ Robert V. Deere
Robert V. Deere
    Chief Financial Officer

2023 GUARANTORS AND 2022 GUARANTORS

GENESIS CO2 PIPELINE, L.P.
GENESIS CRUDE OIL, L.P.
GENESIS NATURAL GAS PIPELINES, L.P.
GENESIS PIPELINE TEXAS, L.P.
GENESIS PIPELINE USA, L.P.
GENESIS SYNGAS INVESTMENTS, L.P.

[Signature Page to Eighth Supplemental Indenture]

Exhibit 4.67

By:    GENESIS ENERGY, LLC,
    its general partner
By:    /s/ Robert V. Deere
Robert V. Deere
    Chief Financial Officer

[Signature Page to Eighth Supplemental Indenture]

Exhibit 4.67

GENESIS PIPELINE ALABAMA, LLC
GENESIS DAVISON, LLC
DAVISON PETROLEUM SUPPLY, LLC
DAVISON TRANSPORTATION SERVICES, LLC
RED RIVER TERMINALS, L.L.C. [LA]
TEXAS CITY CRUDE OIL TERMINAL, LLC
TDC, L.L.C.
GENESIS NEJD HOLDINGS, LLC
GENESIS FREE STATE HOLDINGS, LLC
DAVISON TRANSPORTATION SERVICES, INC.
TDC SERVICES, LLC
GENESIS CHOPS I, LLC
GENESIS CHOPS II, LLC
GEL CHOPS GP, LLC
GENESIS ENERGY, LLC
GENESIS MARINE, LLC
MILAM SERVICES, INC.
GEL TEX MARKETING, LLC
GEL LOUISIANA FUELS, LLC
GEL WYOMING, LLC
GENESIS SEKCO, LLC
GEL SEKCO, LLC
GENESIS RAIL SERVICES, LLC
GEL OFFSHORE PIPELINE, LLC
GENESIS OFFSHORE, LLC
GEL OFFSHORE, LLC
GENESIS ODYSSEY, LLC
GEL ODYSSEY, LLC
GENESIS POSEIDON, LLC
GEL POSEIDON, LLC
PRONGHORN RAIL SERVICES, LLC
GENESIS BR, LLC
BR PORT SERVICES, LLC
CASPER EXPRESS PIPELINE, LLC

AP MARINE, LLC
TBP2, LLC
GEL PRCS, LLC
POWDER RIVER EXPRESS, LLC
POWDER RIVER OPERATING, LLC
GEL TEXAS PIPELINE, LLC
THUNDER BASIN HOLDINGS, LLC
THUNDER BASIN PIPELINE, LLC
ANTELOPE REFINING, LLC
POWDER RIVER CRUDE SERVICES, LLC
GENESIS OFFSHORE HOLDINGS, LLC
GENESIS SAILFISH HOLDINGS, LLC
GENESIS POSEIDON HOLDINGS, LLC
CAMERON HIGHWAY OIL PIPELINE COMPANY, LLC
CAMERON HIGHWAY PIPELINE GP, L.L.C.
FLEXTREND DEVELOPMENT COMPANY, L.L.C.
GEL DEEPWATER, LLC
GEL IHUB, LLC
GENESIS DEEPWATER HOLDINGS, LLC
GENESIS GTM OFFSHORE OPERATING COMPANY, LLC
GENESIS IHUB HOLDINGS, LLC
GENESIS SMR HOLDINGS, LLC
HIGH ISLAND OFFSHORE SYSTEM, L.L.C.
MANTA RAY GATHERING COMPANY, L.L.C.
MATAGORDA OFFSHORE, LLC
POSEIDON PIPELINE COMPANY, L.L.C.
SAILFISH PIPELINE COMPANY, L.L.C.
SEAHAWK SHORELINE SYSTEM, LLC
SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.
GENESIS TEXAS CITY TERMINAL, LLC
DEEPWATER GATEWAY, L.L.C.

By: /s/ Robert V. Deere Robert V. Deere Chief Financial Officer

[Signature Page to Eighth Supplemental Indenture]

Exhibit 4.67

GEL CHOPS I, L.P.
GEL CHOPS II, L.P.

By:    GEL CHOPS GP, LLC,
its general partner

By:    /s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

CAMERON HIGHWAY PIPELINE I, L.P.

By:	CAMERON HIGHWAY PIPELINE GP, L.L.C.,
its general partner

By:    /s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

[Signature Page to Eighth Supplemental Indenture]

Exhibit 4.67

NEW GUARANTOR

GEL PIPELINE OFFSHORE, LLC

By:    /s/ Robert V. Deere

[Signature Page to Eighth Supplemental Indenture]

Exhibit 4.67

Robert V. Deere
Chief Financial Officer

[Signature Page to Eighth Supplemental Indenture]

Exhibit 4.67

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:     /s/ Steven A. Finklea
Steven A. Finklea, CCTS
    Vice President

[Signature Page to Eighth Supplemental Indenture]